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                                                                    EXHIBIT 99.1
                                      PROXY
                          CAPITAL BANK & TRUST COMPANY
                  FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 24, 2001

       THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder of Common Stock, $4.00 par value per share ("Common Stock") of CAPITAL BANK & TRUST COMPANY (the "Bank") hereby appoints R. RICK HART AND JOHN W. GREGORY, JR., each with full power to appoint his substitute, as proxy for the undersigned to attend, vote and act for and on behalf of the undersigned at the Annual Meeting of Shareholders of the Bank to be held at the Community Room of the Bank located at 1816 Hayes Street, Nashville, Tennessee 37203, on Tuesday, April 24, 2001 (the "Meeting") at 4:30 p.m. (Local Time), and at any adjournments and postponements thereof, and hereby revokes any proxy previously given by the undersigned. The record date for the Annual Meeting is March 19, 2001.

The Common Stock represented by this proxy will be voted in accordance with any choice specified in this proxy. IF NO SPECIFICATION IS MADE, THE PERSONS NAMED BELOW WILL VOTE SUCH COMMON STOCK FOR THE ELECTION OF THE DIRECTORS NAMED IN THIS PROXY AND FOR THE RATIFICATION OF THE SPECIFIED AUDITORS, AND IN THE DISCRETION OF THE PROXY AS TO ANY OTHER MATTER TO PROPERLY COME BEFORE THE ANNUAL MEETING. If this proxy is not dated, it shall be deemed to be dated on the date on which this proxy was mailed by the Bank.

1. To Consider and act upon a proposal to create a bank holding company for Capital Bank & Trust Company by approving and adopting the Agreement and Plan of Share Exchange between Capital Bank & Trust Company and Capital Bancorp, Inc., dated March 5, 2001, pursuant to which there will be an exchange of each whole share of common stock of Capital Bank & Trust Company for one whole share of common stock of Capital Bancorp, Inc.

2.       To elect as Directors the Nominees listed below:

        [ ]  FOR all Nominees listed below     [ ] WITHHOLD AUTHORITY to vote
             (except as marked to the              for all Nominees listed below
             contrary below)

         (INSTRUCTIONS: TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

         CLASS I -       Clenna G. Ashley, Albert J. Dale, III, R. Rick Hart,
                         John W. Gregory, Jr., H. Edward Jackson, III

3. To ratify the appointment of Maggart & Associates, P.C., as independent auditors for the Bank for the fiscal year ending December 31, 2001.

         [ ]  FOR                    [ ]  AGAINST                 [ ]  ABSTAIN

4. In their discretion, the Proxies are authorized to vote upon such other business as properly may come before the meeting.

                 The following rules apply to this proxy: When shares are held by joint tenants, both should sign. If you are signing as attorney, executor, administrator, trustee, or guardian, you must give your full title as such. If you are signing on behalf of a corporation or limited liability company, you must sign in full corporate name by the president, chief manager or other authorized officer. If you are signing on behalf of a partnership, you must sign in partnership name by an authorized person.

Date:                    , 2001
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                                             Signature
[ ]      PLAN TO ATTEND

[ ]      DO NOT PLAN TO ATTEND
                                             -----------------------------------
                                             Signature, if held jointly